PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Fourth Quarter and Full Year 2022 Business Update

MIDLAND, TX, March 31, 2023 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by standard mobile phones, is providing its business update for the three months and fiscal year ended December 31, 2022.

“The testing to date for BlueWalker 3 continues to validate the design roadmap for our BlueBird commercial satellites,” said Abel Avellan, Chairman and Chief Executive Officer of AST SpaceMobile. “As we plan for the commercialization of our service, we are ramping the manufacturing of our Block 1 satellites and making key investments for Block 2 satellites.”

Business Update

Update on BlueWalker 3 Activities

•
Deployed the largest ever commercial communications array in low Earth orbit
•
Proven ability to fly and control the fully deployed communications array measuring 693 sq ft
•
Testing has validated our architecture's patented doppler and delay compensation
•
Initial test results indicate downlink signal strength necessary to reach 5G cellular broadband speeds

Update on Block 1 BlueBird Program

•
Plan to launch five Block 1 BlueBird satellites in Q1 2024, expected to provide initial, non-continuous space-based cellular broadband services in select markets using low-band frequencies
•
Took significant steps to further industrialize our technology, with in-house manufacturing of key components and electronics
•
Secured launch services agreements for five Block 1 BlueBird satellites on a Falcon 9 and in active discussions for subsequent launches for Block 2 BlueBird satellites with various providers

Commercialization and Regulatory Progress

•
Signed new MOUs (memoranda of understanding) with seven leading mobile network operators since November 14, 2022, including Zain KSA, Saudi Telecom, and others
•
Announced plans to explore potential opportunities to jointly market services and technologies to military and law enforcement agencies with Fairwinds Technologies, a leading integrator for defense and civilian agencies around the world
•
Participated in initial FCC rulemaking related to Supplemental Coverage from Space, which would allow satellite operators to collaborate with terrestrial service providers to expand coverage to terrestrial licensee subscribers
•
Formalized the commitment with NASA to share information to help safeguard low Earth Orbit, with the signing of a Space Act Agreement

Fourth Quarter 2022 and Full Year 2022 Financial Highlights

•
Ended the fourth quarter with cash, cash equivalents, and restricted cash of $239.3 million
•
Total operating expenses increased by $0.5 million to $42.6 million for the fourth quarter of 2022, as compared to $42.1 million in the third quarter of 2022, due to a $1.1 million increase in research and development costs and $1.5 million increase in engineering services, offset by a $2.1 million decrease in general and administrative costs
•
Total operating expenses increased by $61.3 million to $152.9 million for the year ended December 31, 2022, as compared to $91.6 million for the year ended December 31, 2021
•
As of December 31, 2022, the Company incurred $92.1 million of capitalized costs (including launch costs and non-recurring engineering costs) related to the assembly, testing and deployment of the BlueWalker 3 test satellite
•
As of December 31, 2022, the Company incurred approximately $53.9 million of capitalized property and equipment costs related to development of assembly, integration, and test facilities in Texas, and purchase of satellite assembly equipment, satellite direct materials and satellite antennas
•
Completed the sale of 51% interest in NanoAvionika UAB ("Nano") for net proceeds of $26.6 million in September 2022
•
Issued shares of Class A common stock under various equity programs and offerings for net proceeds of $102.0 million during the year ended December 31, 2022

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 8:00 a.m. (Eastern Time) on Friday, March 31, 2023. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, Twitter, LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023.

The planned testing of the BW3 test satellite may not be completed due to a variety of factors, which could include loss of satellite connectivity, destruction of the satellite, or other communication failures, and even if completed as planned, the BW3 testing may indicate adjustments that are needed or modifications that must be made, any of which could result in additional costs, which could be material, and delays in commercializing our service. If there are delays or issues with our testing, it may become more costly to raise capital, if we are able to do so at all.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Brandyn Bissinger

press@ast-science.com

+1 866 845 6521

Fourth Quarter and Fiscal Year 2022 Financial Results

AST SPACEMOBILE, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$238,588	$321,787
Restricted cash	668	2,750
Accounts receivable	-	2,173
Inventories	-	1,412
Prepaid expenses	4,100	2,831
Other current assets	24,954	4,850
Total current assets	268,310	335,803

Property and equipment:
BlueWalker 3 satellite - construction in progress	92,077	67,615
Property and equipment, net	53,912	28,327
Total property and equipment, net	145,989	95,942

Other non-current assets:
Operating lease right-of-use assets, net	7,671	7,991
Goodwill	-	3,641
Other non-current assets	16,402	559
Total other non-current assets	24,073	12,191

TOTAL ASSETS	$438,372	$443,936

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,929	$6,638
Accrued expenses and other current liabilities	13,145	7,469
Deferred revenue	-	6,636
Current operating lease liabilities	722	634
Total current liabilities	27,796	21,377

Warrant liabilities	38,946	58,062
Non-current operating lease liabilities	7,046	7,525
Long-term debt	4,758	5,000
Total liabilities	78,546	91,964

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value, 800,000,000 shares authorized, 71,819,926 and 51,730,904 shares issued and outstanding as of December 31, 2022 and 2021, respectively.	7	5
Class B Common Stock, $.0001 par value, 200,000,000 shares authorized, 50,041,757 and 51,636,922 shares issued and outstanding as of December 31, 2022 and 2021, respectively.	5	5
Class C Common Stock, $.0001 par value, 125,000,000 shares authorized, 78,163,078 shares issued and outstanding as of December 31, 2022 and 2021, respectively.	8	8
Additional paid-in capital	235,384	171,155
Accumulated other comprehensive income (loss)	229	(433)
Accumulated deficit	(102,101)	(70,461)
Noncontrolling interest	226,294	251,693
Total stockholders' equity	359,826	351,972

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$438,372	$443,936

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

	Year Ended December 31,
	2022	2021

Revenues	$13,825	$12,405

Cost of sales (exclusive of items shown separately below)	6,714	7,563

Gross profit	7,111	4,842

Operating expenses:
Engineering services	54,212	29,599
General and administrative costs	48,332	35,636
Research and development costs	45,620	23,440
Depreciation and amortization	4,711	2,913
Total operating expenses	152,875	91,588

Other income:
Gain on remeasurement of warrant liabilities	19,114	15,766
Other income (expense), net	24,154	(1,950)
Total other income, net	43,268	13,816

Loss before income tax expense	(102,496)	(72,930)
Income tax expense	617	331
Net loss before allocation to noncontrolling interest	(103,113)	(73,261)

Net loss attributable to noncontrolling interest	(71,473)	(42,708)
Net loss attributable to common stockholders	$(31,640)	$(30,553)
Net loss per share attributable to holders of Class A Common Stock (1)
Basic and diluted	$(0.58)	$(0.37)
Weighted average shares of Class A Common Stock outstanding (1)
Basic and diluted	54,437,073	51,729,785
(1)
Net loss per share information for the year ended December 31, 2021 did not include the loss prior to the date of Business Combination.

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Dollars in thousands)

	Year Ended December 31,
	2022	2021

Net loss before allocation to noncontrolling interest	$(103,113)	$(73,261)
Other comprehensive loss
Foreign currency translation adjustments	(295)	(666)
Total other comprehensive loss	(295)	(666)
Total comprehensive loss before allocation to noncontrolling interest	(103,408)	(73,927)
Comprehensive loss attributable to noncontrolling interest	(71,704)	(43,109)
Comprehensive loss attributable to common stockholders	$(31,704)	$(30,818)

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For the Three Months Ended December 31,
	2022	2021

Revenues	$-	$6,220

Cost of sales (exclusive of items shown separately below)	-	3,441

Gross profit	-	2,779

Operating expenses:
Engineering services	16,004	10,842
General and administrative costs	10,698	11,605
Research and development costs	14,651	7,949
Depreciation and amortization	1,254	864
Total operating expenses	42,607	31,260

Other income:
Gain on remeasurement of warrant liabilities	17,445	18,042
Other expense, net	(57)	(2,106)
Total other income, net	17,388	15,936

Loss before income tax expense	(25,219)	(12,545)
Income tax (benefit) expense	(130)	258
Net loss before allocation to noncontrolling interest	(25,089)	(12,803)

Net loss attributable to noncontrolling interest	(16,860)	(9,693)
Net loss attributable to common stockholders	$(8,229)	$(3,110)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.14)	$(0.06)
Weighted average shares of Class A Common Stock outstanding
Basic and diluted	60,799,275	51,729,943

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended December 31,
	2022	2021

Net loss before allocation to noncontrolling interest	$(25,089)	$(12,803)
Other comprehensive income (loss)
Foreign currency translation adjustments	1,570	(172)
Total other comprehensive income (loss)	1,570	(172)
Total comprehensive loss before allocation to noncontrolling interest	(23,519)	(12,975)
Comprehensive loss attributable to noncontrolling interest	(15,789)	(9,826)
Comprehensive loss attributable to common stockholders	$(7,730)	$(3,149)

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Years Ended December 31,
	2022	2021

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(103,113)	$(73,261)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Gain on sale of interest in NanoAvionika UAB	(24,542)	-
Depreciation and amortization	4,711	2,913
Gain on remeasurement of warrant liabilities	(19,114)	(15,766)
Loss on sale of Property and equipment	305	-
Non-cash lease expense	720	574
Stock-based compensation	9,391	3,736
Issuance of common stock for commitment shares	332	-
Changes in operating assets and liabilities:
Accounts receivable	(1,993)	(220)
Prepaid expenses and other current assets	(24,588)	(4,216)
Inventory	(2,461)	1,039
Accounts payable and accrued expenses	18,438	2,091
Operating lease liabilities	(680)	(398)
Deferred revenue	2,395	3,572
Other assets and liabilities	(16,265)	(159)
Net cash used in operating activities	(156,464)	(80,095)

Cash flows from investing activities:
Purchase of property and equipment	(30,317)	(15,080)
BlueWalker 3 satellite - construction in process	(26,967)	(39,712)
Proceeds from sale of Nano, net of cash deconsolidated and transaction costs	25,932	-
Net cash used in investing activities	(31,352)	(54,792)

Cash flows from financing activities:
Proceeds from issuance of common stock	102,023	-
Proceeds from Business Combination	-	456,420
Direct costs incurred for the Business Combination	-	(39,542)
Issuance of incentive equity units under employee stock plan	73	-
Proceeds from warrant exercises	14	14
Proceeds from debt	230	49
Net cash provided by financing activities	102,340	416,941

Effect of exchange rate changes on cash, cash equivalents and restricted cash	195	(294)

Net (decrease) increase in cash, cash equivalents and restricted cash	(85,281)	281,760
Cash, cash equivalents and restricted cash, beginning of period	324,537	42,777
Cash, cash equivalents and restricted cash, end of period	$239,256	$324,537

Supplemental disclosure of cash flow information:
Non-cash transactions:
Purchases of construction in process in accounts payable and accrued expenses	$4,670	$3,265
Purchases of property and equipment in accounts payable and accrued expenses	256	1,429
Right-of-use assets obtained in exchange for operating lease liabilities	1,129	1,557
Purchases of property and equipment using proceeds from long-term debt	-	5,000
Cash paid during the fiscal year for:
Interest	$224	$13
Income taxes, net	684	186